Exhibit 5.1

December 29, 2025

Medicus Pharma Ltd.

300 Conshohocken State Rd., Suite 200

W. Conshohocken, PA 19428

Dear Mesdames/Sirs:

Re: Medicus Pharma Ltd. - Registration Statement on Form S-3

We have acted as special Canadian legal counsel to Medicus Pharma Ltd., an Ontario corporation (the "Company"), in connection with the Company's registration statement on Form S-3 filed on December 29, 2025 (as amended and supplemented from time to time, the "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC"). The Registration Statement registers the issuance and sale of the Company's common shares ("Common Shares"), preferred shares ("Preferred Shares"), warrants ("Warrants"), Subscription Rights ("Subscription Rights") and units, comprised of one or more other Common Shares, Preferred Shares, Warrants and Subscription Rights, in any combination ("Units" and, together with the Common Shares, Preferred Shares, Warrants, and Subscription Rights, the "Securities").

The Registration Statement includes (i) a base prospectus covering the potential offering, issuance, and sale from time to time of the Securities in one or more offerings with a total offering price of up to US$100,000,000 and (ii) a prospectus supplement ("ATM Prospectus Supplement") covering the potential offering, issuance, and sale from time to time under one or more at the market offerings of the Common Shares having an aggregate gross sales price of up to US$15,349,674 (the "ATM Program Shares") pursuant to an equity distribution agreement among the Company, Maxim Group LLC and Yorkville Securities, LLC (the "Equity Distribution Agreement"), and may be supplemented in the future by one or more other prospectus supplements (together with the ATM Prospectus Supplement, each a "Prospectus Supplement").

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the ATM Prospectus Supplement, the Company's Articles of Incorporation, the Company's Articles of Amendment, the Company's Bylaws, records of the Company's corporate proceedings in connection with the issuance, sale and delivery of the ATM Program Shares, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

With respect to the foregoing documents, we have assumed, without independent investigation:

(i) the authenticity of all records, documents, and instruments submitted to us as originals;

(ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us;

(iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us;

(iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies;

(v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct;

(vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto;

(vii) that the Registration Statement has been declared effective pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act");

(viii) that the Company has the necessary corporate power and capacity to authorize, create, authenticate, issue, sell, and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(ix) that the Company has the necessary corporate power and capacity to enter into, execute, deliver, and perform its obligations under the terms and conditions of any purchase, underwriting, or other agreement, certificate, indenture, or instrument relating to the Company's creation, authentication, issuance, sale, and/or delivery of any Securities to which the Company is party (any such agreement, the "Agreement");

(x) that all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of any Agreement and the performance of its obligations under the terms and conditions thereof;

(xi) that all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver, and issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery, and issuance of the Securities in the applicable Agreement have been complied with;

(xii) that all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

(xiii) that any Agreement (a) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (b) constitutes a legal, valid and binding obligation of all parties thereto; and (c) is enforceable in accordance with its terms against all parties thereto;

(xiv) that the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(xv) that the terms of the offering of the Securities and related matters have been duly authorized by the Company;

(xvi) that the Company has complied, and will comply, with the Business Corporations Act (Ontario);

(xvii) that the execution and delivery of any Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors of the Company (the "Board") (or committee thereof) or shareholders of the Company, any agreement or obligation of the Company, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Company, or applicable law;

(xviii) that the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company's performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the Board (or committee thereof) or shareholders of the Company, any agreement or obligation of the Company, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Company, or applicable law;

(xix) that the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the Board (or committee thereof) or shareholders of the Company, any agreement or obligation of the Company, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Company, or applicable law;

(xx) that the Company will have received the agreed-upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Company against payment therefor;

(xxi) that whenever our opinion refers to the Common Shares or Preferred Shares, whether issued or to be issued, as "fully paid and non-assessable" common shares or preferred shares in the capital of the Company, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors, or otherwise, and no opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received;

(xxii) that at the time of any offering or sale of any Common Shares, Preferred Shares, Units comprised, in whole or in part, of Common Shares or Preferred Shares, or any Warrants or Subscription Rights exercisable, exchangeable, or convertible into Common Shares or Preferred Shares, in whole or in part, (together, "Convertible Securities") and as of the date of the issuance of any Common Shares or Preferred Shares issuable upon exercise of any convertible securities, there will be sufficient Common Shares or Preferred Shares authorized and unissued under the Company's then operative constating documents and not otherwise reserved for issuance;

(xxiii) that any Common Shares or Preferred Shares issuable upon exercise of offered Convertible Securities will have been duly authorized, created, and reserved for issuance upon such exercise;

(xxiv) that any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created, and, if appropriate, allotted and reserved for issuance upon such conversion, exchange, redemption, or exercise;

(xxv) that at or prior to the time of the issuance and delivery of any Securities, the Registration Statement as finally amended (including all necessary post-effective amendments) will have been declared effective under the Securities Act, that the Securities will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified, terminated, or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities;

(xxvi) that an appropriate Prospectus Supplement with respect to the offered Securities will have been prepared and filed with the SEC in compliance with the Securities Act and the applicable rules and regulations thereunder;

(xxvii) that all Securities will be offered, issued, and sold in compliance with applicable provincial, federal, and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(xxviii) that there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein; and

(xxix) that no order, ruling, or decision of any court or regulatory or administrative body is in effect at any time that restricts any trades in securities of the Company or that affects any person or company (including the Company or any of its affiliates) that engages in such a trade; and

(xxx) prior to the issuance of any series of Preferred Shares, that all necessary corporate action will have been authorized by the Board and taken by the Company to create such series of Preferred Shares.

With respect to the Equity Distribution Agreement, which is governed by and construed in accordance with the laws of the State of New York, we have assumed that such agreement complies with and does not violate the laws of the State of New York.

Our opinion is limited to laws of the Province of Ontario. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to U.S. federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of the offering of, such Common Shares and all matters related thereto; and (b) the Common Shares have been issued, sold and delivered either (i) (A) in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Company and one or more third parties as approved by the Board, for the consideration approved by the Board, and as described in the Registration Statement and the applicable Prospectus Supplement,  and (B) the Common Shares have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement, or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the Agreement or instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Common Shares will be duly and validly issued, fully paid and non-assessable.

2. With respect to the Preferred Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of the offering of, such Preferred Shares and all matters related thereto; and (b) the Preferred Shares have been issued, sold and delivered either (i) (A) in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Company and one or more third parties as approved by the Board, for the consideration approved by the Board, and as described in the Registration Statement and the applicable Prospectus Supplement,  and (B) the Preferred Shares have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement, or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the Agreement or instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Preferred Shares will be duly and validly issued, fully paid and non-assessable.

3. The ATM Program Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Equity Distribution Agreement, Registration Statement, and the ATM Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name in the section of the Registration Statement and the prospectus included therein entitled "Experts and Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

/s/ Bennett Jones LLP